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                                                                  EXHIBIT 10.31


         Agreement and Release made effective as of February 9, 2001 by and between Critical Path, Inc., a California corporation (the "Company") and Douglas Hickey ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive is Chief Executive Officer of the Company;

         WHEREAS, Executive and the Company entered into an employment agreement dated October 1, 1998 (the "Employment Agreement") and an indemnification agreement in 1999 (the "Indemnification Agreement");

         WHEREAS, certain issues have arisen as to the reporting of the Company's earnings and revenues for 2000 (the "Issues");

         WHEREAS, since the Issues arose while Executive was Chief Executive Officer, it is desirable that Executive step down from his position;

         NOW, THEREFORE, the parties agree as follows:

         1. Effective February 9, 2001, Executive hereby resigns from all directorships and officer positions with the Company and its affiliates and as a fiduciary of any benefit plan of the Company or its affiliates. The Executive shall execute such additional documents with regard thereto as reasonably requested by the Company.

         2. The Executive shall cooperate with and assist the Company with regard to transition of his responsibilities and transition of matters that he has been involved in while an officer of the Company. The parties shall cooperate with each other with regard to any matters related to the Issues, including any investigation, action or other proceedings, unless Executive acted

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unlawfully. In addition, the Executive shall assist the Company with regard to providing information, to the extent he has knowledge, on any other matters that relates to his period of service with the Company. The Company shall reimburse any reasonable expenses incurred by Executive and which have been preapproved in writing by the Company in connection with the foregoing assistance.

         3. Payments made to Executive by the Company as set forth in Section 5, below, shall be offset by the Company in the amount of $23,297.04 for personal charges made to Executive's Company credit card, less any amounts that Executive is able to prove to Company's reasonable satisfaction to be Company expenditures.

         4. Executive acknowledges that during his employment, he may have obtained confidential, proprietary and trade secret information, including information relating to the Company's products, plans, designs and other valuable confidential information. Executive agrees not to disclose any such confidential information unless required by subpoena or court order, and that Executive will first give the Company written notice of such subpoena or court order with reasonable advance notice to the extent possible (except as prohibited by law) to permit the Company to oppose such subpoena or court order if it chooses to do so. Further, Executive acknowledges that he does not have in his possession and has returned all Company property (including all laptop computers, hardware and software), proprietary, trade secret and confidential information, as well as all copies and duplicates thereof.

         5. Provided that the Executive executes and does not revoke the Release annexed hereto as Exhibit A within the time specified therein, Executive shall receive or has been provided:

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         (a) Within ten (10) business days after the date of execution of
Exhibit A, a lump sum payment equal to nine (9) months of base salary plus automobile allowance, less deductions required by law;

         (b) Promptly any accrued but unpaid amounts, including but not limited to unpaid salary, accrued but unused paid time off ("PTO") and, unreimbursed business expenses (which Executive shall promptly submit accompanied by documentation in accordance with Company policy);

         (c) Any option or Restricted Stock that would vest on or prior to August 9, 2001 shall be deemed to be immediately vested. Otherwise, all vesting shall cease effective as of February 9, 2001. The Company acknowledges that Executive (including vested shares previously gifted by him) will have 1,274,687 shares of Restricted Stock fully vested, 29,000 unrestricted shares fully vested and 449,006 options for shares of stock fully vested (of which 299,946 will be incentive stock options). The Company further acknowledges that the Executive has ninety (90) days from February 9, 2001 to exercise any vested options;

         (d) The Company will pay the cost for Executive's and his eligible dependent's group health benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), to the same extent previously provided to Executive, through February 9, 2002, or until Executive becomes eligible for group health insurance benefits from another employer, whichever occurs first. Executive understands and agrees that he has obligation to inform immediately the Company if he becomes eligible for such insurance from another employer and that Executive may not increase the number of his designated dependants, if any, during this time unless Executive does so at his own expense. In addition, the Company shall


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pay up to $5,000 for Executive's annual physical scheduled for February 2001 at
Mayo Clinic and up to $5000 in travel and other expenses associated therewith. Such amounts shall be paid or, if paid by Executive, reimbursed within ten days of Executive's providing the Company with documentation with regard thereto;

         (e) The Company shall continue to provide at its expense (or reimburse Executive for) continuation of Executive's existing financial planning services through AYCO company for one (1) year at a fee of $18,500;

         (f) The repayment date of the nonrecourse Promissory Note for Five Hundred Thousand Dollars ($500,000) dated 1998 (a copy of which is annexed hereto as Exhibit C) shall be extended until March 9, 2002 and shall remain nonrecourse;

         (g) The repayment date of the recourse Promissory Note for One Million Sixty Five Thousand Six Hundred Thirty Eight Dollars and Ninety-Four Cents ($1,065,638.94) dated November 1998 (a copy of which is annexed hereto as Exhibit D) shall be extended to May 9, 2002;

         (h) The Promissory Notes referred to in paragraph (f) and (g) above are incorporated herein and shall remain secured by Common Stock as currently provided. In the event Executive desires to sell any such Common Stock, the Company shall release such stock from the security interest provided Executive promptly upon sale pays to the Company against the loans (the (g) loan first) the after tax net proceeds received by Executive upon such sale;

         (i) Executive's Common Stock and Options shall continue to be registered under an S-8; and


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         (j) Executive shall be entitled to use the Company apartment for ninety
(90) days from February 9, 2001, so as to be available to assist the Company under Section 2 with regard to transition during this period.

Executive understands and agrees that he shall be responsible for all tax obligations, if any, associated with any of the benefits set forth in Section 5.

         6. (a) The Company acknowledges and agrees that, subject to the terms and conditions of the Indemnification Agreement, Executive is entitled to indemnification under the terms and conditions of the Indemnification Agreement and under the Company's Articles and Bylaws with regard to any Proceedings (as defined in the Indemnification Agreement) with regard to the Issues and represents that such indemnification has been approved by the directors in accordance with Section 5.2 of the Indemnification Agreement. Furthermore, Executive shall be reimbursed for Expenses (as defined in the Indemnification Agreement) pursuant to Section 4.1 of the Indemnification Agreement.

         (b) The Company agrees that Executive shall be entitled to separate counsel of his choice with regard to Proceedings and that the Expenses in connection therewith will be covered under the Indemnification provisions set forth in Section 6(a) above. Notwithstanding the foregoing, with regard to any Proceedings that is a civil litigation (other than administrative or criminal matters) where both the Company and the Executive are defendants, the Company may appoint its counsel of record as counsel of record for Executive in the matter (subject to, and until, the exceptions in Section 11(b)(i) - (iii) of the Indemnification Agreement become effective) but Executive may have "shadow" counsel of his choice for any Proceeding that is civil litigation as referenced above, the Expenses of whom shall be paid by the Company notwithstanding the


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appointment of different counsel of record by the Company. If Executive determines in good faith that shadow counsel should become counsel of record for Executive in any such Proceeding so as to best protect his interests, the Company agrees to honor such request on the same basis as under the first sentence of this paragraph. Executive agrees to make such decision only after consultation with counsel for the Company. The Company further agrees that any internal investigation by the Company is a Proceeding.

         (c) Executive acknowledges and agrees that under Section 4.1 of the Indemnification Agreement the Company is entitled to repayment by Executive for all payments advanced to Executive pursuant to the Indemnification Agreement if it shall ultimately be determined that Executive is not entitled to be indemnified pursuant to the terms of the Indemnification Agreement.

         7. The parties shall not willfully and intentionally defame each other in any public forum, provided the foregoing shall not in any way obstruct justice, limit any claims made in any litigation, or prevent a party from "correcting the record."

         8. The provisions set forth in the Executive's Proprietary Information and Inventions Agreement (a copy of which is annexed hereto as Exhibit E) shall continue to apply, provided Executive shall be entitled to retain copies of any documents in his possession with regard to the Issues.

         9. The Company shall pay Executive's reasonable legal fees (based on standard hourly rates of Executive's counsel) in negotiating this Agreement, up to a maximum of $15,000.00.


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         10. Executive shall execute the release set forth in Exhibit A hereto and the Company shall execute the release set forth in Exhibit B hereto.

         11. This Agreement and Releases (Exhibits A & B) is the entire agreement between the parties and supersedes the Employment Agreement and any other prior agreements or understandings, whether written or oral, between them regarding the subject matter herein unless such agreements are incorporated herein, provided, however, neither the Promissory Notes (Exhibits C & D), the Proprietary Information Agreement (Exhibit E), the Indemnification Agreement, nor any other rights of indemnification, contribution, to be held harmless or for director and officer liability insurance coverage shall be superseded. It may not be terminated or modified orally, but only by a writing executed by the party to be charged. The Agreement and Release shall be interpreted under the laws of the State of California without regard to principles of conflict of laws.

         12. The Agreement and Releases are binding on and for the benefit of Executive, the Releasees and their respective heirs, executors, administrators, successors and assigns, whenever the context requires. If any term or condition is determined to be overbroad or invalid, the remainder of the provisions shall remain in full force and effect.

         13. The execution and delivery of the Agreement and Releases or any performance of any acts in connection therewith shall not be deemed at any time or place to be an admission by Releasees or Executive that either Releasees or Executive performed or failed to perform any act in violation the other parties' rights. It is the sole purpose of this Agreement and Releases to avoid the expense and vexation of possible litigation between them.


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         14. With the exception of the Indemnification Agreement, which shall be controlled by its terms, if any suit is brought relating to the enforcement or breach of this Agreement and Release (with the exception of a claim by Executive challenging the validity of this Release under the ADEA, as amended by the OWBPA), the Court shall have the discretion to award the prevailing party in such suit shall be entitled to all remedies and reimbursement for reasonable costs, expenses and attorney's fees incurred by it.

         15. The parties shall keep the terms of this Agreement confidential except to the extent such terms become public (other then by virtue of an improper act of the party), provided that (a) a party may comply with required governmental filing and disclosure requirements, (b) a party may comply with legal process provided that (to the extent legally permitted to do so), the party gives the other party prompt written notice thereof so that the other party if it desires may oppose such legal process, (c) the Company may disclose it on a need to know basis to its officers, board members, employees , attorneys and auditors and the Executive may disclose it to his attorneys, financial advisors, accountants, family and current girlfriend and, on a need to know basis as to any limitations on Executive's activities, to any potential employer, provided that any such entities or persons shall be informed to the confidentiality obligations with regard to the information and that any violation by such person or entity shall be deemed a violation by the party disclosing it to such person or entity, and (d)as necessary to enforce or defend his or its rights hereunder.


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         16. The parties hereby agree that this Agreement may be executed in counterparts.

         In witness whereof, the parties have executed this Agreement this _____ day of February, 2001.


                                           CRITICAL PATH, INC.


                                           By: /s/ DOUGLAS HICKEY
                                               --------------------------------
                                                   Douglas Hickey





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                                    EXHIBIT A


         1. In consideration of the provisions set forth in the Agreement attached hereto, Douglas Hickey ("Executive"), on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby unconditionally releases and discharges Critical Path, Inc. (the "Company"), and its past and present subsidiaries, successors, affiliate companies and assigns, and their respective past and present directors, officers, representatives, agents, investigators, attorneys and employees, in such capacities as well as any benefit plan and its fiduciaries (collectively "Releasees" and individually "Releasee") from all known and unknown claims (including claims for attorneys' fees and costs), charges, actions and causes of action, demands, damages, and liabilities of any kind or character, in law or equity, suspected or unsuspected, known or unknown, past or present, that he ever had, may now have, or may later assert against any Releasee heretofore occurring on or before February 9, 2001, other than Executive's rights under the Indemnification Agreement (as defined in the Agreement), any other rights of indemnification, contribution or to be held harmless and any rights to, or under any policy with regard to, directors and officers liability insurance, if any, and matters expressly excluded under the Agreement. To the fullest extent permitted by law, this release includes but is not limited to: (a) claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended by the Older Workers Benefit Protection Act ("OWBPA") (except as it relates to the validity of this Release under the ADEA/OWBPA), the Workers' Adjustment and Retraining Notification Act, the ERISA, the Family and Medical Leave Act of 1993, the ADA, the California Fair Employment and Housing Act, and any other federal, state, or local law prohibiting age, race, color, gender, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, or any other form of unlawful


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discrimination or claim with respect to or arising out of Executive's employment with or termination from the Company; (b) claims (whether based on common law or otherwise) arising out of or related to any contract (whether express or implied); (c) claims under any federal, state or local constitutions, statutes, rules or regulations; (d) claims (whether intentional or otherwise, common law or tort) including but not limited to, wrongful termination, defamation, violation or public policy; and (e) claims included in, related to, or which could have been included in any presently pending federal, state or local lawsuit filed by Executive or on his behalf against any Releasee. Executive represents that he has no claims currently pending against any Releasee in any forum and that if Executive does have any such claims, Executive agrees to immediately dismiss with prejudice.

Section 1542 of the Civil Code of the State of California states:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all Releasees with respect to claims in California as well as all other jurisdictions, Executive expressly acknowledges that this Release is intended to include not only claims that are known, anticipated or disclosed, but also claims that are unknown, unanticipated and undisclosed.

         2. Except as to claims relating to the validity of this Release under the ADEA as amended by the OWBPA, Executive agrees not to bring any action, suit or administrative


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proceeding contesting the validity of this Release or attempting to negate, modify or reform it, nor to sue any Releasee for any reason with regard to any released matter.

         3. Executive understands that, pursuant to the Older Workers Benefit Protection Act, he has the right to (and should) consult with an attorney before signing this Release and represents that he has done so. Executive understands that he has up to twenty-one (21) days to consider the Release before signing it and he may revoke the Release within seven (7) calendar days after signing it. Revocation can be made by delivering a written notice of revocation to: Brett Robertson, Esq., Critical Path, Inc., 320 First Street, San Francisco, California 94105.

         BY SIGNING THIS RELEASE, EXECUTIVE STATES THAT:

         a) HE HAS READ IT AND HAS HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

         b) HE UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS;

         c) HE ACCEPTS ITS TERMS;

         d) HE IS AWARE OF HIS RIGHT TO (AND THAT HE SHOULD) CONSULT AN ATTORNEY BEFORE SIGNING IT AND HAS DONE SO; AND


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         e) HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.


            /s/ DOUGLAS HICKEY
            ----------------------------
            Douglas Hickey

            Date:



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                                    EXHIBIT B

         1. Critical Path, Inc. on behalf of itself and its subsidiaries (which right to act on behalf of it represents and warrants it has) hereby unconditionally releases and discharges Douglas Hickey ("Executive") and his heirs, executors, administrators, successors and assigns (collectively "Releasees" and individually "Releasee") from all known and unknown claims (including claims for attorneys' fees and costs), charges, actions and causes of action, demands, damages, and liabilities of any kind or character, in law or equity, suspected or unsuspected, past or present, that it or they ever had, may now have, or may later assert against any Releasee, other than with regard to any acts or omissions related to the Issues, as defined in the Agreement and Release effective February 9, 2001 between the Company and Executive (the "Agreement") or as provided in the Agreement.

Section 1542 of the Civil Code of the State of California states:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all Releasees with respect to claims in California as well as all other jurisdictions, the Company expressly acknowledges that this Release is intended to include not only claims that are known, anticipated or disclosed, but also claims that are unknown, unanticipated and undisclosed.

         2. The Company agrees not to bring any action, suit or administrative proceeding contesting the validity of this Release or attempting to negate, modify or reform it, nor to sue any Releasee for any reason with regard to any released matter.


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         BY SIGNING THIS RELEASE, THE COMPANY STATES THAT;

         a) IT HAS READ IT AND HAS HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

         b) IT UNDERSTANDS IT AND KNOWS THAT IT IS GIVING UP IMPORTANT RIGHTS;

         c) IT ACCEPTS ITS TERMS;

         d) IT IS AWARE OF ITS RIGHT TO (AND THAT IT SHOULD) CONSULT AN ATTORNEY BEFORE SIGNING IT AND HAS DONE SO; AND e) IT HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.





                               Critical Path, Inc.


         By:   /s/ BRETT ROBERTSON
             -------------------------------------------
               Brett Robertson, Esq.
               Vice President of Strategic Development,
               General Counsel


         Date:    February 28, 2001
               -----------------------------------------


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